Exhibit 99.2

News Release
FOR IMMEDIATE RELEASE
APRIL 3, 2013

CHESAPEAKE ENERGY CORPORATION ANNOUNCES 2013 FIRST QUARTER
OPERATIONAL UPDATE AND FINANCIAL RESULTS RELEASE DATE
AND CONFERENCE CALL INFORMATION

OKLAHOMA CITY, OKLAHOMA, APRIL 3, 2013 – Chesapeake Energy Corporation (NYSE:CHK) has scheduled to release its 2013 first quarter operational update and financial results before market open on Wednesday, May 1, 2013. A conference call to discuss the results has been scheduled for the same day at 9:00 am EDT. The telephone number to access the conference call is 913-312-0844 or toll-free 888-811-5445. The passcode for the call is 8842603. We encourage those who would like to participate in the call to place calls between 8:50 and 9:00 am EDT.

For those unable to participate in the conference call, a replay will be available for audio playback at 2:00 pm EDT on Wednesday, May 1, 2013 and will run through 2:00 pm EDT on Wednesday, May 15, 2013. The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112. The passcode for the replay is 8842603.

The conference call will also be webcast live on Chesapeake’s website at www.chk.com in the “Events” subsection of the “Investors” section of the company’s website. The webcast of the conference will be available on our website for one year.

Chesapeake Energy Corporation (NYSE:CHK) is the second-largest producer of natural gas, a top 11 producer of oil and natural gas liquids and the most active driller of new wells in the U.S. Headquartered in Oklahoma City, the company's operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S. Chesapeake owns leading positions in the Eagle Ford, Utica, Granite Wash, Cleveland, Tonkawa, Mississippi Lime and Niobrara unconventional liquids plays and in the Marcellus, Haynesville/Bossier and Barnett unconventional natural gas shale plays. The company also owns substantial marketing and oilfield services businesses through its subsidiaries Chesapeake Energy Marketing, Inc. and Chesapeake Oilfield Operating, L.L.C. Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and news releases.

CHESAPEAKE CONTACTS:		MEDIA CONTACTS:		CHESAPEAKE ENERGY CORPORATION
Jeffrey L. Mobley, CFA	Gary T. Clark, CFA	Michael Kehs	Jim Gipson	6100 North Western Avenue
(405) 767-4763	(405) 935-6741	(405) 935-2560	(405) 935-1310	P.O. Box 18496
jeff.mobley@chk.com	gary.clark@chk.com	michael.kehs@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154